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                                                                 EXECUTION COPY

                          COMPASS AEROSPACE CORPORATION
                        AND ITS UNDERSIGNED SUBSIDIARIES
                             2029 Century Park East
                                   Suite 1112
                          Los Angeles, California 90067

                                                      Dated as of July 30, 1999

BankBoston, N.A., as Agent and Issuing
 Bank, and the UK Fronting Lender and
 the Lenders referred to in the Credit
 Agreement (as defined below)
100 Federal Street
Boston, Massachusetts 02110

           Re: CONSENT, WAIVER AND AMENDMENT NO. 2 TO CREDIT AGREEMENT

Ladies and Gentlemen:

         We refer to the Amended and Restated Credit Agreement, dated as of November 20, 1998, as amended and restated as of February 11, 1999, and as further amended as of June 7, 1999 (as so amended, the "CREDIT Agreement"), among (a) Compass Aerospace Corporation (the "BORROWER"), (b) Aeromil Engineering Company ("Aeromil"), (c) Western Methods Machinery Corporation ("WESTERN METHODS"), (d) Barnes Machine Incorporated ("BARNES"), (e) Brittain Machine, Inc. ("BRITTAIN"), (f) Wichita Manufacturing, Inc. ("WICHITA"), (g) Sea-lect Products, Inc. ("SEA-LECT"), (h) Pacific Hills Manufacturing Co. (formerly known as Lamsco West, Inc.) ("Lamsco"), (i) Modern Manufacturing, Inc. ("MODERN MANUFACTURING" and, together with Aeromil, Western Methods, Barnes, Brittain, Wichita, Sea-Lect and Lamsco, collectively, the "GUARANTORS"), (j) BankBoston, N.A. ("BankBoston") and the other lending institutions listed on SCHEDULE 1 thereto as Lenders (the "LENDERS"), (k) BankBoston, as Issuing Bank and as Agent, (l) Royal Bank of Canada, as Syndication Agent, (m) General Electric Capital Corporation, as Documentation Agent, and (n) Bank of America, N.A. (f/k/a NationsBank, N.A), as Co-Agent. Capitalized terms used but not defined in this Agreement (this "AGREEMENT") have the same meanings herein as in the Credit Agreement, as amended hereby.

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                                      -2-

         The Borrower has requested that the Required Lenders and the Agent
(a) consent to the UK Borrower's Acquisition of all of the Capital Stock of Trim Engineering Ltd., (b) waive the requirements of Sections 6.3, 9.16 and
9.17 of the Credit Agreement which would otherwise be applicable to the Trim Subsidiary, Maybrey (as defined below), and (c) join with the undersigned Transaction Parties in amending the Credit Agreement to, among other things, permit the proposed financing of such Acquisition and amend and restate the financial covenants of the Borrower in Sections 11.2 and 11.5 of the Credit Agreement. The undersigned Required Lenders and the Agent have advised the Borrower that they are prepared to grant such consent and such wavier and to so amend the Credit Agreement, on the terms, subject to the conditions and in reliance on the representations contained herein.

         SECTION 1. CONSENT TO TRIM ACQUISITION AND WAIVER. Subject to satisfaction of each of the conditions set forth in Section 3 below, the Required Lenders hereby:

                  (a) waive the requirement that Maybrey comply with the requirements set forth in Sections 6.3, 9.16 and 9.17 of the Credit Agreement, as amended hereby; PROVIDED that this waiver shall not affect the applicability or effectiveness of Section 9.23 of the Credit Agreement, as amended hereby; and

                  (b) consent to the Trim Acquisition.

Such consent and such waivers shall be effective as of the Effective Date.

         SECTION 2. AMENDMENT OF CREDIT AGREEMENT. Subject to satisfaction of each of the conditions set forth in Section 3 below, each of the undersigned Transaction Parties, the Agent and the undersigned Required Lenders agrees to amend the Credit Agreement as set forth below. Each of the following amendments shall be effective as of the Effective Date:

         (a)      DEFINITIONS.

                  (i) Section 1.1 of the Credit Agreement is amended by amending and restating in their entirety, each of the following defined terms as follows:

                           ACQUISITION DOCUMENTS. Each of the Aeromil
                  Acquisition Documents, the Western Methods Acquisition Documents, the Barnes Acquisition Documents, the Brittain Acquisition Documents, the J&J Acquisition Documents, the Sea-Lect Acquisition Documents, the Lamsco

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                                      -3-

                  Acquisition Documents, the Modern Acquisition Documents, the Trim Acquisition Documents and all other agreements, documents and instruments executed and/or delivered in connection with any Acquisition.

                           LOAN DOCUMENTS. This Agreement, the Notes, the
                  Security Documents, the Commitment Letter, the Fee Letter, the Amendment Agreement, Amendment No. 1 to Credit Agreement, Amendment No. 2 to Credit Agreement, and any Rate Protection Agreement between the Borrower and any Lender.

                           MORTGAGES. Collectively, the several mortgages, deeds
                  of trust and legal charges over land from the time to time executed and delivered by any Transaction Party to the Agent with respect to fee or leasehold interests of such Transaction Party in Real Estate and in each case in form and substance satisfactory to the Agent.

                           SECURITY DOCUMENTS. The Security Agreement, the Stock
                  Pledge Agreement, the First Amendment to Security Documents Agreement, the UK Security Documents, the Agency Account Agreements, the Mortgages and each other Instrument executed and delivered by any Transaction Party to or in favor of the Agent or any Lender and designated a "SECURITY DOCUMENT" for purposes of this Agreement.

                           SUBORDINATED DEBT DOCUMENTS. The Senior Subordinated
                  Note Documents, the Exchange Note Documents, the Permitted Subordinated Debt Documents, the 1999 Senior Subordinated Note Documents, the Trim Seller Note Documents, and the Permitted Seller Subordinated Debt Documents.

                           TRANSACTION PARTIES. Collectively, the Borrowers, all
                  Guarantors and all UK Guarantors.

                           UK BORROWER. A UK Subsidiary of the Borrower that
                  shall become party hereto as the "UK Borrower" pursuant to ss.13.8 of this Agreement by executing and delivering an Accession Agreement substantially in the form attached hereto as EXHIBIT K. As of the Amendment No. 2 Effective Date Compass UK shall be the UK Borrower.

                           (ii) Section 1.1 of the Credit Agreement is further
                  amended by inserting the following new defined terms in the appropriate alphabetical sequence in such Section:

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                                      -4-

                           AMENDMENT NO. 2 TO CREDIT AGREEMENT. The Consent,
                  Waiver and Amendment No. 2 to Credit Agreement, dated as of July 30, 1999, among the US Transaction Parties, the UK Borrower, the Required Lenders and the Agent.

                           AMENDMENT NO. 2 EFFECTIVE DATE. The date on which all
                  of the conditions to the effectiveness of Amendment No. 2 to Credit Agreement are satisfied and Amendment No. 2 to Credit Agreement becomes effective.

                           COMPASS UK. Compass Aerospace Limited (Registered No.
                  03668754), a private limited liability company organized under the laws of England and Wales.

                           DEBENTURES. The Debentures, dated or to be dated on
                  or prior to the Amendment No. 2 Effective Date, made by the UK Borrower and the UK Guarantors in favor of the Agent, and each in form and substance satisfactory to the Agent.

                           DEEDS OF GUARANTEE. Collectively, the Deeds of
                  Guarantee and Indemnity from the time to time executed and delivered by any of the UK Guarantors, in favor of applicable Lenders, the Agent and the UK Fronting Bank whereby the UK Guarantors guarantee the UK Obligations, and each in form and substance satisfactory to the Agent.

                           DEEDS OF SUPPLEMENTAL GUARANTEE. Collectively, the
                  Deeds of Supplemental Guarantee and Indemnity from the time to time executed and delivered by any of the UK Guarantors, in favor of applicable Lenders, the Agent and the UK Fronting Bank, whereby the UK Guarantors guarantee all the Obligations, and each in form and substance satisfactory to the Agent.

                           DIAC. Diac Limited (Registered No. 00552029), a
                  private limited liability company organized under the laws of England and Wales.

                           FABRICATION. Trefn Fabrications Limited (Registered
                  No. 02854848), a private limited liability company organized under the laws of England and Wales.

                           MAYBREY. Maybrey Precision Castings Limited
                  (Registered No. 00720270), a private limited liability company organized under the laws of England and Wales.

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                                     -5-

                           CHARGES OVER SHARES. Collectively, (a) the Charge
                  over Shares, to be dated on or prior to the Amendment No. 2 Effective Date, from the US Borrower in favor of the Agent, for the benefit of the Lenders, with respect to the Capital Stock of the UK Borrower, (b) the Charge over Shares, to be dated on or prior to the Amendment No. 2 Effective Date, from the UK Borrower in favor of the Agent, for the benefit of the Lenders, with respect to the Capital Stock of Trim, (c) the several Charges over Shares, each to be dated on or prior to the Amendment No. 2 Effective Date, from Trim in favor of the Agent, for the benefit of the Lenders, with respect to the Capital Stock of the Trim Subsidiaries (other than Treatment),
                  (d) the Charge over Shares, to be dated on or prior to the Amendment No. 2 Effective Date, from Trefn in favor of the Agent, for the benefit of the Lenders, with respect to the Capital Stock of Treatment, and (e) each other Charge over Shares from the time to time executed and delivered by the UK Borrower, any UK Guarantor or any other UK Subsidiary, in favor of the Agent for the benefit of the Lenders, and each such Charge over Shares in form and substance satisfactory to the Agent.

                           INTERCOMPANY FUNDING AGREEMENTS. Collectively, the
                  several Intercompany Funding Agreements, to be dated on or prior to the Amendment No. 2 Effective Date, by and among the UK Borrower and the other UK Subsidiaries, and each in form and substance satisfactory to the Agent.

                           1999 EXCHANGE NOTE DOCUMENTS. The 1999 Senior
                  Subordinated Exchange Notes, the 1999 Senior Subordinated Indenture and each of the documents, instruments and other agreements, evidencing or governing obligations of the Transaction Parties in respect of the 1999 Senior Subordinated Exchange Notes, as in effect on the Amendment No. 2 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

                           1999 SENIOR SUBORDINATED EXCHANGE NOTES. The Senior
                  Subordinated Notes due 2005 which may be issued by the Borrower in exchange for the 1999 Senior Subordinated Notes in accordance with the terms contained in the 1999 Senior Subordinated Indenture.

                           1999 OFFERING MEMORANDUM. The Offering Memorandum, to
                  be dated on or prior to the Amendment No. 2 Effective Date,

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                                     -6-

                  disclosing the terms and conditions of the 1999 Senior Subordinated Notes and the 1999 Senior Subordinated Exchange Notes.

                           1999 SENIOR SUBORDINATED INDENTURE. The Senior
                  Subordinated Indenture, to be dated on or prior to the Amendment No. 2 Effective Date, by and among the Borrower and IBJ Whitehall Bank & Trust Company, as Trustee pursuant to which the 1999 Senior Subordinated Notes shall be issued.

                           1999 SENIOR SUBORDINATED NOTE DOCUMENTS. The 1999
                  Senior Subordinated Notes, the 1999 Senior Subordinated Exchange Notes, the 1999 Senior Subordinated Indenture, any and all guarantees of any Subsidiary of the Borrower given or made pursuant to the 1999 Senior Subordinated Indenture, and each of the Instruments evidencing the 1999 Senior Subordinated Notes or 1999 senior Subordinated Exchange Notes, or pursuant to which any 1999 Senior Subordinated Note or 1999 Senior Subordinated Exchange Note is issued, incurred or guaranteed.

                           1999 SENIOR SUBORDINATED NOTES. The 10.125% Senior
                  Subordinated Notes due 2005 issued by the Borrower in accordance with the terms contained in the 1999 Senior Subordinated Indenture, in an aggregate principal amount outstanding not to exceed $19,000,000.

                           TREATMENT. Trefn Engineering (Metal Treatment
                  Division) Limited (Registered No. 01665930), a private limited liability company organized under the laws of England and Wales.

                           TREFN. Trefn Engineering Limited (Registered No.
                  01396688), a private limited liability company organized under the laws of England and Wales.

                           TRIM. Trim Engineering Limited (Registered No.
                  00723273), a private limited liability company organized under the laws of England and Wales.

                           TRIM ACQUISITION. The acquisition by the UK Borrower
                  of all of the Capital Stock of Trim pursuant to the Trim Acquisition Documents.

                           TRIM ACQUISITION AGREEMENT. The Share Stock Purchase
                  Agreement (including the related Disclosure Letter, from the Trim Sellers to Compass UK, and the attached disclosure bundle), dated or

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                                     -7-

                  to be dated on or prior to the Amendment No. 2 Effective Date, by and among the UK Borrower, the US Borrower and the Trim Sellers.

                           TRIM ACQUISITION DOCUMENTS. The Trim Acquisition
                  Agreement, the Intercompany Funding Agreements, the Trim Seller Notes and all other agreements and documents relating to the Trim Acquisition.

                           TRIM SELLERS. Collectively, Brian David William
                  Pinson, John Robert Pinson and Robert William Henry Pinson.

                           TRIM SELLER NOTES. The Variable Rate Guaranteed Loan
                  Notes 2002, dated or to be dated on or prior to the Amendment No. 2 Effective Date, made by (a) the UK Borrower in favor of the Trim Sellers in an aggregate original principal amount not to exceed L1,600,000, and (b) the Borrower as the guarantor thereof.

                           TRIM SELLER NOTE DOCUMENTS. The Trim Seller Notes and
                  all other agreements and documents relating to the Trim Seller Notes.

                           TRIM SUBSIDIARIES. Collectively, Diac, Fabrication,
                  Maybrey, Trefn and Treatment.

                           UK GUARANTEES. Collectively, the Deeds of Guarantee
                  and Deeds of Supplemental Guarantee.

                           UK GUARANTORS. Collectively, (a) Diac, Fabrication,
                  Trim, Trefn and Treatment, (b) each other UK Subsidiary of the Borrower which executes a UK Guarantee, and (c) the UK Borrower, with respect to any UK Obligation for which it is not the direct obligor.

                           UK SECURITY DOCUMENTS. The UK Guarantees, the
                  Debentures, the Charges Over Shares, the UK Security Trust Deed, each Mortgage executed by a UK Subsidiary, and each other document, instrument, certificate or agreement now or hereafter executed and delivered in connection with the granting in favor of the Agent, for the benefit of the applicable Lenders, of any Liens over assets or properties or Capital Stock of the UK Borrower or any of the other UK Subsidiaries.

                           UK SECURITY TRUST DEED. The Trust Deed, dated or to
                  be dated on or prior to the Amendment No. 2 Effective Date, among the Agent,

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                                     -8-

                  the Lenders and the Issuers, appointing the Agent as security trustee under the UK Security Documents.

         (b) MANDATORY REDUCTION OF COMMITMENTS. Section 4.2(e) of the Credit Agreement is hereby amended and restated in its entirety as follows (with such amendment to have retroactive effect as of the Amendment No. 1 Effective Date):

                  "(e)     INTENTIONALLY OMITTED."

         (c) COLLATERAL SECURITY AND GUARANTEE. Article 6 of the Credit Agreement is hereby amended as follows:

                  (i) Section 6.3 of the Credit Agreement is amended by inserting the following sentence immediately before the first sentence of such Section:

                  "All UK Obligations shall also be guaranteed pursuant to the terms of the Deeds of Guarantees."

                  (ii) by adding the following new Section 6.4 at the end of such Article:

                           6.4. RELEASE OF CERTAIN UK GUARANTOR GUARANTEES AND
                  SECURITY. At such time as all of the Guarantees (as such term is defined in each of the Senior Subordinated Indenture and 1999 Senior Subordinated Indenture) executed by each of the UK Guarantors in favor of the Holders (as such term is defined in each of the Senior Subordinated Indenture and the 1999 Senior Subordinated Indenture) of the Senior Subordinated Notes and 1999 Senior Subordinated Notes shall have been released in compliance with the terms of the Senior Subordinated Indenture, or the 1999 Senior Subordinated Indenture, as the case may be, the Borrowers shall provide the Agent with reasonable evidence of such release and upon receipt of such evidence the Lenders shall promptly direct the Agent to, and the Agent shall promptly, release (a) each Deed of Supplemental Guarantee and (b) the security interests and/or fixed or floating charges over the assets of such UK Guarantor granted to secure the Obligations guaranteed by such Deeds of Supplemental Guarantee, and the Agent shall execute such documents, prepared by the Borrower, as the Borrower shall reasonably request to evidence such release. Such release shall not release or affect any (i) Deeds of Guarantee by which, pursuant to its terms, a UK Guarantor guaranteed solely the payment and performance of the UK Obligations or (ii) any security interests and/or fixed or

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                                     -9-

                  floating charges over the assets of such UK Guarantor granted to secure the UK Obligations.

         (d) FINANCIAL STATEMENTS AND PROJECTIONS. Section 8.4(b) of the Credit Agreement is hereby amended by renumbering Section 8.4(b) to new Subsection 8.4(b)(i) and inserting the following new subsection 8.4(b)(ii):

                  "(ii) PRO FORMA BALANCE SHEET. There has been furnished to each of the Lenders the Borrower's unaudited pro forma consolidated balance sheet as of December 31, 1998 (the "PRO FORMA BALANCE SHEET"), prepared after giving effect to (i) the Lamsco Acquisition and the making of the Loans on the Original Closing Date and the consummation of the other transactions to occur on the Original Closing Date, (ii) the Modern Acquisition, and (iii) the Trim Acquisition, as if each such transaction had occurred on such date. Such Pro Forma Balance Sheet has been prepared (i) in good faith by the Borrower, based upon reasonable estimates and assumptions and (ii) on the basis of the assumptions stated therein, accurately reflects all adjustments required to be made to give effect to the transactions contemplated to occur on the Original Closing Date and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries, as of such date, assuming that such transactions had actually occurred at such date."

                  (e) EMPLOYEE BENEFIT PLANS. Section 8.14(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "(e)     UK PENSION SCHEMES.

                  (i) Except as disclosed on SCHEDULE 8.14 hereto, the UK Borrower and the UK Subsidiaries have no plans, schemes or arrangements (whether legally enforceable or not) under which it has any obligation to provide or contribute towards the provision of benefits in relation to death, disability or retirement for any of their employees.

                  (ii) Except as disclosed on SCHEDULE 8.14 hereto, in relation to each plan, scheme or arrangement disclosed in the SCHEDULE 8.14:

                           (A) all contributions which are payable by the UK
                  Borrower or any UK Subsidiary in respect of it have been duly made and such UK Borrower or UK Subsidiary has fulfilled all its obligations under it in respect of its employees;

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                                     -10-

                           (B) to the best of the our knowledge, it complies
                  with and has been administered in respect of its employees and at all times (x)in accordance in all material respects with all applicable legal and administrative requirements (including Article 119 of the Treaty of Rome as it applies to the eligibility of an Employee to join it and the benefits provided under it, the preservation requirements within the meaning of Section 69 of the Pension Schemes Act 1993, the contracting-out requirements of Part III of the Pensions Schemes Act 1993 and all relevant requirements of the Pensions Act 1995) and (y) in accordance in all material respects with its trusts, powers, and provisions and all other Applicable Laws;

                           (C) it provides only money purchase benefits as
                  defined in Section 18 Pensions Schemes Act 1993; and to the best of our knowledge, all actuarial, consultancy, legal and other fees, charges or expenses have been paid and no such services have been provided for which an account or invoice has not been rendered."

         (f) USE OF PROCEEDS. Section 8.15(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(ii) (A) use the proceeds of Revolving Credit Loans solely
         (x) to finance permitted Capital Expenditures and for working capital and general corporate purposes of the US Transaction Parties and (y) during the period from July 30, 1999 through September 31, 1999, to make intercompany loans to the UK Borrower to satisfy working capital needs of the UK Borrower and the other UK Subsidiaries and (B) not use any proceeds of Revolving Credit Loans to finance any Permitted Acquisition or any fees or expenses incurred in connection therewith;"

         (g) FISCAL YEAR. Section 8.20 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "8.20. FISCAL YEAR. The Borrower and each of its Subsidiaries (other than Trim and its Subsidiaries) has a fiscal year which is the twelve (12) months ending on December 31 of each year. Trim and each of its Subsidiaries has a fiscal year which (a) as of the Amendment No. 2 Effective date is the twelve months ended April 30 of each year, and
         (b) on or before December 31, 1999 will be changed to the twelve (12) months ended December 31 of each year.

         (h) SENIOR DEBT. Section 8.23 of the Credit Agreement is hereby amended and restated in its entirety as follows:

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                                     -11-

                  "8.23 SENIOR DEBT. All Obligations, including all Loans, Reimbursement Obligations and the Maximum Drawing Amount of all Letters of Credit, constitute (a) "Senior Debt" (or the equivalent term) under all Subordinated Debt Documents and (b) "Designated Senior Debt" under each of the Senior Subordinated Indenture and the 1999 Senior Subordinated Indenture. The Borrower hereby irrevocably expressly designates all such Obligations to be "Senior Debt" and "Designated Senior Debt" under and for all purposes of each of the Senior Subordinated Indenture and the 1999 Senior Subordinated Indenture. The Borrower and each Guarantor hereby irrevocably agree that all Obligations are, and are hereby made, senior in right of payment to the Securities and each Guarantee (as such terms are defined in each of the Senior Subordinated Indenture and 1999 Senior Subordinated Indenture) and to all other Obligations of the Borrower or any of its Subsidiaries under or in respect of (i) the Senior Subordinated Indenture or any of the other Senior Subordinated Debt Documents or (ii) the 1999 Senior Subordinated Indenture or any of the other 1999 Senior Subordinated Debt Documents."

         (i) REPRESENTATIONS AND WARRANTIES IN ANCILLARY DOCUMENTS. Section 8.24 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "8.24. REPRESENTATIONS AND WARRANTIES IN ANCILLARY DOCUMENTS. All representations and warranties set forth in the Ancillary Documents are true and correct in all material respects at the time as of which such representations and warranties were made and on the Original Closing Date (with respect to Ancillary Documents entered into on or prior to such date) and as of the date of such Ancillary Documents (with respect to Ancillary Documents entered into after the Original Closing Date).

         (j) FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. Section 9.3 of the Credit Agreement is amended as follows:

                  (i) by (A) replacing the period at the end of paragraph (h) with a semicolon, and (B) inserting the following new paragraphs (o) and (p) at the end of Section 9.3:

                           "(o) simultaneously with the delivery of the
                  financial statements referred to in subsection (c) above, a report, certified by the principal financial or accounting officer of the Borrower, as to whether Maybrey has the required net assets to comply with the requirements of
                  Section 9.23, 9.16 and 9.17 and setting forth in reasonable detail the basis therefor; and

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                                     -12-

                           (p) as soon as practicable, but in any event not
                  later than ninety (90) days after the Amendment No. 2 Effective Date, the consolidated and consolidating balance sheets of Trim and its Subsidiaries for the period from April 30, 1998 through to the end of March 31, 1999, April 30, 1999 or June 30, 1999, and the related consolidated and consolidating statements of income and consolidated statements of retained earnings and cash flow for such period, each such statement setting forth in comparative form the figures for the previous fiscal year and prepared in reasonable detail and in accordance with GAAP, and all such consolidated statements to be certified without qualification by the Independent Public Accountants, together with a written statement from such Accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such Accountants shall have obtained knowledge of any Default or Event of Default, they shall disclose in such statement any such Default or Event of Default; PROVIDED that such Accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default."

         (k) OWNERSHIP OF SUBSIDIARIES. Section 9.15 of the Credit Agreement is amended by adding, immediately following the word "Guarantors", the phrase "and of each of the UK Guarantors".

         (l) COLLATERAL FOR LOANS. Section 9.16(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(a) Pledge and maintain the pledge of all of the Capital Stock of each of its direct Subsidiaries in favor of the Agent, for the benefit of the Secured Parties, in accordance with the provisions of the Stock Pledge Agreement or any other Instrument evidencing a pledge of stock or charge or mortgage over shares entered into by the Borrower or any of its Subsidiaries, except that only sixty-five percent (65%) of the Capital Stock of any direct UK Subsidiary of the Borrower shall be pledged to secure the Obligations (other than the UK Obligations) if the Borrowers establish, to the reasonable satisfaction of the Agent, that (i) a pledge of a greater amount would result in adverse tax consequences and (ii) no Guarantee (as such term is defined in the Senior Subordinated Indenture and/or the 1999 Senior Subordinated Indenture, as the case may be) is executed by the issuer of such Capital Stock."

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                                     -13-

         (m) AFFIRMATIVE COVENANTS. Article 9 of the Credit Agreement is hereby amended by adding, at the end of such Article, the following new Section 9.22 and Section 9.23:

                  9.22. ADDITIONAL UK GUARANTEES; SECURITY. At any time that a Guarantee (as such term is defined in each of the Senior Subordinated Indenture or 1999 Senior Subordinated Indenture) is executed by any UK Subsidiary, cause (A) each such UK Subsidiary to, prior to such execution or simultaneously therewith: (a) execute and deliver to the Agent a Deed of Supplemental Guarantee pursuant to which such UK Subsidiary guarantees the payment and performance of all the Obligations, and (b) secure or caused to be secured the Obligations by creating or causing to be created in favor of the Agent for the benefit of the Lenders and perfected security interests in and first fixed and floating charges or mortgages over (subject only to Permitted Liens) all inventory, receivables, equipment, accounts, copyrights, patents, trademarks, other general intangibles, real property and other assets (including any Capital Stock owned by such UK Subsidiary) of such UK Subsidiary, now owned, or hereafter acquired, and (B) each Transaction Party holding Capital Stock of such a UK Subsidiary to, prior to such execution or simultaneously therewith, to satisfy the requirements of Section 9.16(a). All such security interests in and charges or mortgages over such Property will be created under Security Instruments in form and substance satisfactory to the Agent, and the Borrower and its Subsidiaries shall deliver to the Agent all such Security Instruments (including, without limitation, legal opinions, title insurance policies and lien searches) as the Agent or the Required Lenders shall reasonably request to evidence the satisfaction of the obligations created by this Section 9.22. The Borrower agrees to provide such evidence as the Agent or the Required Lenders shall request as to the perfection and priority of such security interests in and charges or mortgages over such Property (subject only to Permitted Liens).

                  9.23. COLLATERAL FOR LOANS BY MAYBREY. Cause Maybrey to, to the extent not prohibited by Applicable Law, within thirty (30) days of having net assets for the purposes of Section 155(2) of the Companies Act 1985 (England), comply with the requirements of Sections 6.3, 9.16 and 9.17 in order to secure the UK Obligations, as if for purposes of such sections of the Credit Agreement the Acquisition of Maybrey had occurred simultaneously with its satisfaction of the net asset requirement of Section 155(2) of the Companies Act 1985 (England)."

         (n) INDEBTEDNESS. Section 10.1 of the Credit Agreement is amended as follows:

                  (i) by replacing the reference to "$25,000,000" in Section 10.1(d) with a reference to "$5,000,000";

                  (ii) by amending and restating Section 10.1(k) in its entirety as follows:

                           "(k) Any (i) guarantee by the Borrower of Purchase
                  Money Indebtedness permitted by paragraph (c) of this ss.10.1 (to the extent permitted in the definition of Purchase Money Indebtedness), (ii) guarantee by the Borrower of Permitted Seller Subordinated Debt permitted by paragraph (d) of this Section 10.1 (to the extent permitted in the definition of Permitted Seller Subordinated Debt),
                  (iii) guarantee by the Borrower of the Trim Seller Notes permitted by paragraph (m) of this Section 10.1 (to the extent permitted in the definition of Trim Seller Notes), and (iv) guarantee by the Borrower of the obligations of the UK Borrower under the Trim Acquisition Agreement;"

                  (iii) by (A) replacing the period at the end of paragraph (l) with a semi-colon, and (B) inserting the following new paragraphs (m),
         (n), (o) and (p) at the end of Section 10.1:

                           "(m) Indebtedness of the UK Borrower under the Trim
                  Seller Notes in an aggregate principal amount not to exceed L1,600,000, minus the amount of any payment, prepayment, redemption, repurchase or other acquisition of, or cancellation or discharge of, such Trim Seller Notes;

                           (n) Indebtedness of the Borrower under the 1999
                  Senior Subordinated Notes in an aggregate principal amount not to exceed $19,000,000, MINUS the amount of any payment, prepayment, redemption, repurchase or other acquisition of, or cancellation or discharge of, any 1999 Senior Subordinated Notes;

                           (o) Indebtedness of the Borrower under the 1999
                  Exchange Notes issued in exchange for the 1999 Senior Subordinated Notes in the manner described in the 1999 Senior Subordinated Indenture, PROVIDED, that the aggregate principal amount of the 1999 Exchange Notes outstanding at any time shall not exceed the outstanding principal amount of the 1999 Senior Subordinated Notes on the date of the issuance of the 1999 Exchange Notes, MINUS the amount of any payment, prepayment, redemption, repurchase or other acquisition of, or cancellation or other discharge of, any 1999 Exchange Notes;

                           (p) any guarantee by any Subsidiary of the Borrower
                  of Indebtedness permitted by (A) paragraphs (e) or (f), so long as such guarantees are in the form of the Guarantee (as such term is defined in the Senior Subordinated Indenture), and are subordinated as set forth in the Guarantee and in
                  Article XII of the Senior Subordinated Indenture and (B) paragraphs (n) or (o), so long as such guarantees are in the form of the Guarantee (as such term is defined in the 1999 Senior Subordinated Indenture), and are subordinated as set forth in the Guarantee and in Article XII of the 1999 Senior Subordinated Indenture."

         (o) INVESTMENTS. Section 10.3 of the Credit Agreement is amended as follows:

                  (i) by amending and restating Section 10.3(e) of the Credit Agreement in its entirety as follows:

                  "(e) Investments consisting of the Guarantee and the UK Guarantees;"

                  (ii) by (A) deleting the "and" at the end of paragraph (g),
         (B) replacing the period at the end of paragraph (h) with a semi-colon, and (C) inserting the following new paragraphs (i) and (j) at the end of Section 10.3:

                           "(i) Investments by the UK Borrower or any UK
                  Subsidiary in a UK Guarantor or the UK Borrower in the form of intercompany loans made in cash, PROVIDED, HOWEVER, that if any Enforcement Period is continuing, then no such Investments shall be permitted under this paragraph (g) in violation of the restrictions set forth in the Enforcement Notice commencing such Enforcement Period; and

                           (j) solely during the period from July 30, 1999
                  through September 30, 1999, Investments by the Borrower in the UK Borrower in the form of intercompany loans made in cash to finance working capital needs of the UK Borrower and the other UK Subsidiaries, PROVIDED, HOWEVER, that (x) if any Enforcement Period is continuing, then no such Investments shall be permitted under this paragraph (g) in violation of the restrictions set forth in the Enforcement Notice commencing such Enforcement Period, (y) the aggregate outstanding principal amount of such intercompany loans shall not exceed $7,500,000 at any time and (z) all such intercompany loans shall have been repaid in full by the UK Borrower on or before September 30, 1999."

         (p) DISTRIBUTIONS AND RESTRICTED PAYMENTS. Section 10.4 of the Credit Agreement is amended as follows:

                  (i) Subsections 10.4(b)(i) and (ii) of the Credit Agreement are hereby amended and restated in their entirety as follows:

                           "(i) mandatory payments of principal of and accrued
                  unpaid interest on Subordinated Debt made as required by the terms of the Subordinated Debt Documents, so long as such payments are not prohibited by the subordination provisions set forth in the Subordinated Debt Documents (it being understood that the redemption of (x) Senior Subordinated Notes or Exchange Notes pursuant to Article III of the Senior Subordinated Indenture and/or (y) 1999 Senior Subordinated Notes or 1999 Senior Subordinated Exchange Notes pursuant to
                  Article III of the 1999 Senior Subordinated Indenture is prohibited by this Agreement); and

                           (ii) the issuance of (x) the Exchange Notes for the
                  Senior Subordinated Notes originally issued under the Senior Subordinated Indenture in accordance with the terms of the Senior Subordinated Note Documents and/or (y) the 1999 Senior Subordinated Exchange Notes for the 1999 Senior Subordinated Notes originally issued under the 1999 Senior Subordinated Indenture in accordance with the terms of the 1999 Senior Subordinated Note Documents."

                  (ii) Subsection 10.4(c) is hereby amended and restated in its entirety as follows:

                           "(c) Make any payment, prepayment, redemption,
                  repurchase or other acquisition of, or cancel or discharge in any manner, any Indebtedness of any Transaction Party to any other Transaction Party, or make any payment or distribution in respect of any interest or other sums due in respect of any such Indebtedness (an "INTERCOMPANY DEBT PAYMENT"), except for Intercompany Debt Payments made by the Transaction Party which was permitted to incur such Indebtedness; PROVIDED that no Intercompany Debt Payment shall be permitted at any time while any Enforcement Period shall be continuing if the Enforcement Notice for such Enforcement Period prohibits such Intercompany Debt Payment,

             (q) TRANSACTIONS WITH AFFILIATES. Section 10.11 of the Credit Agreement is hereby amended

                  (i) by (A) deleting the "and" at the end of paragraph (g), (B) renumbering paragraph (h) as paragraph (k), and (C) inserting the following new paragraphs (h), (i) and (j) in the appropriate alphabetical order:

                      "(h) the intercompany loans permitted under
              Section 10.3(i) and (j) and the repayments of such loans permitted by Section 10.4(c);

                       (i) the Intercompany Funding Agreements; and

                       (j) payments under the Trim Seller Note which are
              permitted by Section 10.4(b)."

                  (ii) replacing the parenthetical "(other than as described in the following paragraphs of this Section 10.9)" contained in the renumbered paragraph (k) with the following replacement parenthetical "(other than as described in the preceding paragraphs of this Section 10.9)". "

             (r) FISCAL YEAR. Section 10.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "10.15. FISCAL YEAR. Permit the fiscal year of the Borrower and each of its Subsidiaries to end on a day other than December 31, except that for the period from the Amendment No. 2 Effective Date through December 31, 1999, Trim and its Subsidiaries shall be permitted to have a fiscal year ending April 30."

             (s) MINIMUM CONSOLIDATED EBITDA. Section 11.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  11.2. MINIMUM CONSOLIDATED EBITDA. Consolidated EBITDA of the Borrower and its Subsidiaries for any Reference Period ending on any date or during any period set forth in the table below to be less than the amount set forth opposite such date or period:

                                                                          Minimum
                                DATE OR PERIOD                      CONSOLIDATED EBITDA
                                --------------                      -------------------
                  September 30, 1999 through December 31, 1999          $40,500,000
                  March 31, 2000 through June 30, 2000                  $42,000,000


                  September 30, 2000                                    $43,000,000
                  December 31, 2000                                     $44,000,000
                  January 1, 2001 through June 30, 2001                 $51,000,000
                  July 1 through December 31, 2001                      $55,000,000
                  January 1, 2002 through December 31, 2002             $60,000,000
                  January 1, 2003 through June 30, 2003                 $63,000,000
                  July 1, 2003 through December 31, 2003                $63,500,000
                  January 1, 2004 through March 31, 2004                $65,000,000
                  April 1, 2004 through December 31, 2004               $66,000,000
                  January 1, 2005 through February 1, 2005              $67,500,000


         (t) MAXIMUM CAPITAL EXPENDITURES. Section 11.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  11.5. MAXIMUM CAPITAL EXPENDITURES. The aggregate amount of Capital Expenditures of the Borrower and its Subsidiaries (other than Capital Expenditures made (a) with the proceeds of Indebtedness permitted by paragraphs (c) of Section 10.1 or (b) as a result of the acquisition of Capital Assets in any Permitted Acquisition) (i) to exceed $9,500,000 in the 1999 calendar year and (ii) for any Reference Period ending on any date or during any period set forth in the table below to exceed the amount set forth in the table below opposite such date or period:


                                DATE OR PERIOD                              AMOUNT
                                --------------                              ------
                   January 1, 2000 through December 31, 2000              $ 8,000,000
                   January 1, 2001 through December 31, 2001              $12,200,000
                   January 1, 2002 through December 31, 2002              $12,400,000
                   January 1, 2003 through December 31, 2003              $14,200,000
                   January 1, 2004 through December 31, 2004              $15,100,000
                   January 1, 2005 through February 1, 2005               $12,500,000


         (u) GENERAL PROVISIONS RELATING TO FINANCIAL TERMS AND COVENANTS.
   Section 11.6(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(a) CONSOLIDATED EBITDA. In determining Consolidated EBITDA of the Borrower and its Subsidiaries for any period, there shall be (i) included in such Consolidated EBITDA all EBITDA attributable to any business acquired by the Borrower or any of its Subsidiaries during such period as if such business were acquired on the first day of such period and (ii) excluded from such Consolidated EBITDA all EBITDA attributable to any business disposed of by the Borrower or any of its Subsidiaries during such period as if such business were disposed of on the first day of such period. For purposes hereof, the EBITDA attributable to any such acquired or disposed of business prior to the date of acquisition or disposition thereof shall be determined in a manner consistent with the method for determining Consolidated EBITDA, but on a non-consolidated basis (subject to any adjustments made pursuant to paragraph (c) below). Notwithstanding the foregoing, this paragraph (a) shall not cause any increase in Consolidated EBITDA of the Borrower and its Subsidiaries on account of the Lamsco Acquisition for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998. The effect of the Lamsco Acquisition and the Modern Acquisition on Consolidated EBITDA of the Borrower and its Subsidiaries for such three fiscal quarters is fully reflected and accounted for in
         Section 11.7(a). In addition, and notwithstanding the foregoing, this paragraph (a) shall not cause any increase in Consolidated EBITDA of the Borrower and its Subsidiaries on account of the Trim Acquisition for the fiscal quarters ended December 31, 1998, March 31, 1999 and June 30, 1999. The effect of the Trim Acquisition on Consolidated EBITDA of the Borrower and its Subsidiaries for such three fiscal quarters is fully reflected and accounted for in Section 11.8(a)."

         (v) FINANCIAL COVENANTS. Article 11 of the Credit Agreement is hereby amended by inserting the following new Section 11.8 immediately following
   Section 11.7:

                  "11.8 COMPUTATIONS OF CERTAIN FINANCIAL COVENANTS FOLLOWING TRIM ACQUISITION.

                  (a) CONSOLIDATED EBITDA CALCULATION. In determining Consolidated EBITDA of the Borrower and its Subsidiaries for any Reference Period which includes any fiscal quarter ending December 31, 1998, March 31, 1999 or June 30, 1999, the Consolidated EBITDA of the Borrower and its Subsidiaries for such fiscal quarter shall be the sum of (a) the Consolidated EBITDA of the Borrower and its Subsidiaries (other than Trim and its Subsidiaries) for such fiscal quarter PLUS (b) the Consolidated EBITDA of Trim and its Subsidiaries for such fiscal quarter which shall be deemed for all purposes of this Agreement to be as follows:

                           FISCAL QUARTER ENDED      TRIM CONSOLIDATED EBITDA
                           --------------------      ------------------------
                           December 31, 1998                 $2,300,000
                           March 31, 1999                    $2,500,000
                           June 30, 1999                     $2,700,000

                  (b) CONSOLIDATED OPERATING CASH FLOW CALCULATION. In determining Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for any

         Reference Period which includes any fiscal quarter ending December 31, 1998, March 31, 1999 or June 30, 1999, the Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for such fiscal quarter shall be the sum of (a) the Consolidated Operating Cash Flow of the Borrower and its Subsidiaries (other than Trim and its Subsidiaries) for such fiscal quarter PLUS (b) the Consolidated Operating Cash Flow of Trim and its Subsidiaries for such fiscal quarter which shall be deemed for all purposes of this Agreement to be as follows:

                                                          TRIM CONSOLIDATED
                           FISCAL QUARTER ENDED          OPERATING CASH FLOW
                           --------------------          -------------------
                           December 31, 1998                  $1,800,000
                           March 31, 1999                     $1,700,000
                           June 30, 1998                      $1,900,000

                  (c) CAPITAL EXPENDITURES AND CONSOLIDATED OPERATING CASH FLOW IN DETERMINING MINIMUM DEBT SERVICE COVERAGE RATIO. For purposes of determining compliance with Section 11.4, Capital Expenditures of the Borrower and its Subsidiaries used in determining Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for Reference Periods ending September 30, 1999 and December 31, 1999, shall (i) for the fiscal quarter ending September 30, 1999, be the sum of (A) the actual Capital Expenditures of the Borrower and its Subsidiaries (except for Trim and its Subsidiaries) for such fiscal quarter PLUS (B) the greater (x) the actual Capital Expenditures of Trim and its Subsidiaries for such fiscal quarter MINUS $1,750,000 and (y) zero, and
         (ii) for the fiscal quarter ending December 31, 1999, be the sum of
         (Ai) the actual Capital Expenditures of the Borrower and its Subsidiaries (except for Trim and its Subsidiaries) for such fiscal quarter PLUS (B) the greater of (x) the actual Capital Expenditures of Trim and its Subsidiaries for the fiscal quarter ending September 30, 1999, MINUS the actual Capital Expenditures of Trim and its Subsidiaries for the fiscal quarter ending September 30, 1999, MINUS $1,750,000 and (y) zero."

         (w) CONDITIONS TO ALL BORROWINGS. Section 13.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "13.7 SENIOR DEBT. The Borrower shall have demonstrated to the reasonable satisfaction of the Agent that (a) all outstanding Obligations (after giving effect to the requested Loans or Letters of Credit) constitute "Senior Debt" (or corresponding alternative terms) under the Subordinated Debt Documents and "Designated Senior Debt" under and for all purposes of each of the Senior Subordinated Indenture and 1999 Senior Subordinated Indenture, and (b) the incurrence of Indebtedness in respect of the requested

         Loans or Letters of Credit shall be permitted by all Subordinated Debt Documents. The foregoing demonstration shall include (if requested by the Agent) certificates of the chief financial officer of the Borrower setting forth in reasonable detail the basis therefor, and the calculations (if any) required to evidence compliance with the applicable covenants set forth in the Subordinated Debt Documents."

         (x) EVENTS OF DEFAULT. Section 14.1 of the Credit Agreement is hereby amended by:

                  (i) replacing each reference to "Guarantors" contained in
         Section 14(p) with a reference to "Guarantors and/or UK Guarantors";

                  (ii) by (A) deleting the "or" at the end of paragraph (q), and
         (B) inserting the following new paragraphs (r) and (s) at the end of
         Section 14.1:

                          "(r) any party to the Trim Seller Note shall fail to
                  comply with any of its covenants, obligations or agreements contained in the Trim Seller Note; or

                           (s) any Transaction Party shall make any payment
                  or prepayment of principal of any Trim Seller Note if the Borrower shall not have established to the satisfaction of the Agent (based on, among other things, projections and pro forma financial statements delivered to the Agent and certified by the Chief Financial Officer) that, immediately after giving effect to such payment or prepayment (including the making of any Loans and the incurrence of any Indebtedness required to finance the payment or prepayment) all covenants (including covenants contained in
                  Section 11 of this Agreement) contained herein (i) would have been satisfied on a pro forma basis as at the end of and for the Most Recent Reference Period for which the Borrower has delivered to the Lenders, in compliance with
                  Section 9.3(a) or (b) and Section 9.3(d), the financial statements and compliance certificate required by such subsections (such pro forma compliance to be determined as if such payment or prepayment was made as at the end of such Most Recent Reference Period)."

         (y)      SCHEDULES TO CREDIT AGREEMENT.

                (i) SCHEDULES 8.16, 8.17, 8.18, 8.19 and 8.22 to the Credit
         Agreement are hereby amended by supplementing such existing Schedules with the following supplemental Schedules attached hereto.

                (ii) The Credit Agreement is hereby amended by adding a new
SCHEDULE 8.14 as attached hereto

         SECTION 3. CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective if, and only if, on or before July 31, 1999, each of the following conditions precedent shall have been satisfied:

              (a)   EXECUTION AND DELIVERY OF DOCUMENTS.

                  (i) AMENDMENT DOCUMENTS. The Agent shall have received duly executed counterparts of this Agreement, the Accession Agreement, and the UK Security Documents (including separate (x) Deeds of Supplemental Guarantee and (y) Deeds of Guarantees, by each UK Guarantor) (collectively, the "AMENDMENT DOCUMENTS") in each case which, when taken together bear the authorized signatures of each of the parties thereto, and which are each in form and substance satisfactory to the Agent.

                  (ii) 1999 SENIOR SUBORDINATED NOTE DOCUMENTS. Each of the 1999 Senior Subordinated Note Documents shall have been duly executed and delivered by each of the parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Agent. The Agent shall have received an executed copy of each of the 1999 Senior Subordinated Note Documents certified by an authorized officer of the Borrower as of the Amendment No. 2 Effective Date to be true, correct and complete copies of such documents.

                  (iii) ACQUISITION DOCUMENTS. Each of the Trim Acquisition Documents shall have been duly executed and delivered by each of the parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Agent. The Agent shall have received an executed copy of each of the Trim Acquisition Documents certified by an authorized officer of the Borrower as of the Amendment No. 2 Effective Date, to be true, correct and complete copies of such documents.

                  (iv) EQUITY DOCUMENTS. Each of the Equity Documents executed in connection with the issuance of Capital Stock the proceeds of which are used to finance the Trim Acquisition (the "TRIM EQUITY DOCUMENTS") shall have been duly executed by the Borrower and the Borrower's shareholders party thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Agent. The Agent shall have received an executed copy of each of such Trim Equity Documents certified by an authorized officer of the

         Borrower as of the Amendment No. 2 Effective Date to be true, correct and complete copies of such documents.

                  (v) SENIOR SUBORDINATED NOTE DOCUMENTS. Each Senior Subordinated Note Document, executed in connection with Trim Acquisition, shall have been duly executed and delivered by each of the parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Agent. The Agent shall have received an executed copy of each of such Senior Subordinated Note Documents certified by an authorized officer of the Borrower as of the Amendment No. 2 Effective Date to be true, correct and complete copies of such documents.

         (b) UK BORROWER. Compass UK shall have (i) executed and delivered to the Agent and the Lenders an Accession Agreement in form and substance satisfactory to the Agent pursuant to the terms of which Compass UK becomes a party to the Credit Agreement as the UK Borrower, and becomes a party to any other Loan Document as the Agent may reasonably request (the "ACCESSION AGREEMENT"), and (ii) agreed to perform and observe all of the obligations and covenants of the UK Borrower and of a Transaction Party (other than obligations and covenants of a Guarantor contained in Section 7 of the Credit Agreement) under the Credit Agreement, and of the appropriate party under any Loan Document to which it becomes a party.

         (c) PERMITTED ACQUISITION. All conditions precedent for the Trim Acquisition to be a Permitted Acquisition (except for the requirements of (x) paragraph (q)(i) and (ii) of such definition and (y) with respect to Maybrey, paragraphs (g) and (h) of such definition) shall have been satisfied and a duly authorized officer of the Borrower shall have delivered to the Agent an officer's certificate certifying that such conditions have been met.

         (d)      COMPLETION OF TRIM ACQUISITION.

                  (i) The Trim Acquisition, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by Applicable Law) the shareholders of the parties thereto. The representations and warranties set forth in the Trim Acquisition Documents shall be true and correct as if made on and as of the Amendment No. 2 Effective Date. Each of the conditions precedent to the UK Borrower's and the Trim Sellers' obligations to consummate the Trim Acquisition as set forth in the Trim Acquisition Documents shall have been satisfied or waived with the consent of the Agent. The Trim Acquisition shall have been consummated in accordance with the terms of the Trim Acquisition

         Documents and all Applicable Laws. The purchase price for the Trim Acquisition shall not exceed L37,000,000, and all the fees and expenses payable by the Borrower of any of its Subsidiaries in connection therewith and the financing thereof, shall not exceed $2,500,000.

                  (ii) On the Effective Date, after giving effect to the Trim Acquisition, the ownership and capital structure (including the terms of any Equity Interests issued or to be issued by the Borrower or any of its Subsidiaries) and management of the Borrower and its UK Subsidiaries shall be satisfactory to the Agent.

         (e) TRIM SELLER NOTES. The Trim Seller Notes shall (i) have been subordinated to the Obligations on terms satisfactory to the Agent, (b) not be secured by any assets of the Borrowers or any of their Subsidiaries, (c) not be guaranteed by the Borrowers or a Subsidiary of the Borrowers (except that the Borrower shall be permitted to guarantee the Trim Seller Notes so long as such guarantee is subject to the same subordination provisions as the Trim Seller Note), (d) have a maturity date of July 30, 2002, (e) require no scheduled principal payment prior to such maturity date; (f) have an interest rate of not more than nine and one-half of one percent (9 1/2%) per annum, payable twice yearly in arrears, and (g) have the Agent's approval with respect to all other terms (including mandatory prepayment or redemption obligations, prepayment or redemption premiums, covenants, events of default, remedies and subordination provisions) (such approval not to be unreasonably withheld).

         (f) ISSUANCE OF PERMITTED CAPITAL STOCK. All Capital Stock issued pursuant to the Trim Equity Documents shall constitute Permitted Capital Stock and a duly authorized officer of the Borrower shall have delivered to the Agent an officer's certificate certifying that such requirements have been met.

         (g) NET CASH PROCEEDS OF DEBT AND EQUITY ISSUANCES. The Agent shall have received evidence reasonably satisfactory to it that:

                           (i) the Borrower shall have issued Permitted Capital Stock to certain of its existing shareholders for a cash purchase price of not less than $15,000,000;

                           (ii) the purchasers thereof shall have paid to the Borrower not less than $15,000,000 as the cash purchase price for the 1999 Senior Subordinated Notes; and

                           (iii) an amount equivalent to the Net Cash Proceeds
                  received by the Borrower from the issuance of such Permitted Capital Stock and the 1999 Senior Subordinated Notes shall have been used to finance the Trim Acquisition in accordance with the terms of the Trim Acquisition Documents.

         (h) FEES AND EXPENSES. The Borrower shall have paid or reimbursed the Agent for all of the fees and disbursements of Bingham Dana LLP, the Agent's special counsel, which shall have been incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the implementation of the transactions contemplated thereby, or which otherwise are required to be paid under the Credit Agreement.

         (i)      LEGAL OPINIONS.  The Agent shall have received

                  (i) a copy of each of the legal opinions required in order for the Trim Acquisition to be a Permitted Acquisition as set forth in the definition thereof (other than the opinions required by paragraph
         (q)(i) and (ii));

                  (ii) from Morgan, Lewis & Bockius, counsel to the Transaction Parties, such other favorable legal opinions as the Agent may require, addressed to the Agent and the Lenders, dated as of the Effective Date and in form, scope and substance satisfactory to the Agent. The Transaction Parties shall have instructed such counsel to deliver such opinion to the Agent; and

                  (iii) a copy of the favorable legal opinion(s) addressed to the initial purchaser of the 1999 Senior Subordinated Notes from counsel to the Borrower, with such legal opinion(s) either addressed to the Agent and the Lenders or accompanied by a reliance letter(s) authorizing the Agent and the Lenders to rely on such opinion(s), with each such opinion and, if applicable, such reliance letter, in form and substance satisfactory to the Agent.

         (j) CERTIFIED COPIES OF CHARTER DOCUMENTS. The Agent shall have received from

                   (i) each of the US Transaction Parties a certificate of a duly authorized officer of such Person, dated as of the Effective Date, certifying that no amendments to its Governing Documents have occurred since the Amendment No. 1 Effective Date; and

                   (ii) each of the UK Subsidiaries a copy, certified by a duly authorized officer of such UK Subsidiary to be true and complete, of each of (A) its Memorandum and Articles of Association, Certificate of Incorporation and any Certificate of Incorporation on Name Change as in effect on such date of certification, and (B) its by-laws as in effect on such date.

   Each such certificate or such certified copies shall be in form and substance reasonably satisfactory to the Agent.

         (k) PROOF OF CORPORATE ACTION. The Agent shall have received from each of the Transaction Parties copies, certified by a duly authorized officer of such Person to be true and complete on and as of the Effective Date, of the records of all corporate action taken by such Person to authorize (i) such Person's execution and delivery of each of the Amendment Documents, the 1999 Senior Subordinated Note Documents, the Trim Acquisition Documents and the Trim Equity Documents (collectively, the "DOCUMENTS") to which it is a party, and (ii) such Person's performance of all of its agreements and obligations under the Credit Agreement, as amended hereby, and each of the other Documents to which it is a party. Each of such certified copies shall be in form and substance reasonably satisfactory to the Agent.

         (l) INCUMBENCY CERTIFICATE. The Agent shall have received incumbency certificates, dated the Effective Date, signed respectively by a duly authorized officer of each of the Transaction Parties, and giving the name and bearing a specimen signature of each individual who shall be authorized
   (x) to sign, in the name and on behalf of such Person, each of the Amendment Documents and other Loan Documents to which such person is or is to become a party, (y) in the case of the UK Borrower, to make UK Loan Requests and Conversion Requests and (z) to give notices and to take other action on behalf of such Person under the Amendment Documents or any other Loan Document. Such certificates shall be in form and substance reasonably satisfactory to the Agent.

         (m) CLOSING CERTIFICATE. The Agent shall have received a certificate, dated the Effective Date, signed by the chief financial officer of the Borrower, to the effect that (i) each of the representations and warranties of the US Transaction Parties contained in Section 4 hereof are true and correct as of the Effective Date and (ii) no Default or Event of Default exists on the Effective Date (after giving effect to this Agreement).

         (n) INSURANCE CERTIFICATES. The Agent shall have received a certificate(s) of insurance from an independent insurance broker dated as of the Amendment No. 2 Effective Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the UK Security Documents and naming the Agent as additional insured and loss payee, and the Agent shall be satisfied with all such insurance coverage.

         (o) REPRESENTATIONS AND WARRANTIES. The Agent shall be satisfied that the representations and warranties set forth in Section 4 hereof are true and correct on and as of the Effective Date.

         (p) SENIOR DEBT. The Borrower shall have demonstrated to the reasonable satisfaction of the Agent that (a) all outstanding Obligations (after giving effect to the requested Loans or Letters of Credit) constitute "Senior Debt" (or corresponding alternative terms) under the Subordinated Debt Documents and "Designated Senior Debt" under and for all purposes of each of the Senior Subordinated Indenture and the 1999 Senior Subordinated Indenture, and (b) the incurrence of Indebtedness in respect of the requested Loans shall be permitted by all Subordinated Debt Documents. The foregoing demonstration shall include certificates of the chief financial officer of the Borrower setting forth in reasonable detail the basis therefor, and the calculations (if any) required to evidence compliance with the applicable covenants set forth in the Subordinated Debt Documents.

         (q) DISBURSEMENT INSTRUCTIONS. The Agent shall have received disbursement instructions from the Borrower with respect to the proceeds of the UK Acquisition Loans, in form and substance satisfactory to the Agent.

         (r) SOURCES AND USES STATEMENT. The Agent shall have received a sources and uses statement from the Borrower which reflects (a) the source of all funds to be used by the Borrower and any Subsidiary of the Borrower to consummate all the transactions contemplated by this Amendment, including the Trim Acquisition, and (b) all uses of such funds, such statement to be in form and substance satisfactory to the Agent.

         (s) VALIDITY OF LIENS. The UK Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first priority (except for Permitted Liens entitled to priority under applicable law) security interest in and Lien upon the Collateral under applicable law. All filings, recordings, deliveries of Instruments and other actions necessary or desirable in the opinion of the Agent to create and perfect such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

         (t) LIEN SEARCH RESULTS. The Agent shall have received from each UK Subsidiary the results of lien searches with respect to the Collateral located in the United Kingdom with such search results indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

         (u) PROCEEDINGS AND DOCUMENTS. The Agent shall have received all information and all such documents, instruments or agreements as the Agent may reasonably request, and all such information, documents, instruments or agreements shall be satisfactory to the Agent, including, by way of example (but not limited to):

                  (i) Certified true and complete copies of the statutory declarations made by the directors and auditors of each of Trim and its Subsidiaries (other than Maybrey) in accordance with Section 156 of the Companies Act 1985 (England) together with the shareholders resolution and all other documents ancillary thereto, in each case in form and substance satisfactory to the Agent; and

                  (ii) A non-statutory auditors letter from auditors of each of Trim and its Subsidiaries (other than Maybrey) in connection with
         Section 15 of the Companies Act 1985 (England) dated as of the Amendment No. 2 Effective Date, and in form and substance satisfactory to the Agent.

The first date as of which all of the foregoing conditions precedents shall be satisfied is referred to herein as the "EFFECTIVE DATE".

         SECTION 4. REPRESENTATIONS AND WARRANTIES. Each of the undersigned Transaction Parties hereby represents and warrants to the Agent and the Lenders that:

                  (a) Each of the Documents have been duly executed and delivered by the Transaction Parties party thereto. The execution and delivery by each such Transaction Party of each of the Documents to which they are a party, have been duly authorized by proper proceedings by such Person, and each such Document to which any such Person is a party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with the terms of such Document.

                  (b) The execution, delivery and performance of each Document by each of the Transaction Parties party thereto (i) are within the corporate or other legal authority of such Person, (ii) have been duly authorized by all necessary corporate or other proceedings and (iii) do not and will not conflict with or result in any breach or contravention of any Applicable Law or any Contractual Obligation or Governing Document of any of the Transaction Parties.

                  (c) Each of the representations and warranties of each of the Transaction Parties contained in the Loan Documents or in any Instrument delivered pursuant to or in connection with the Credit Agreement was true in all respects as of the date as of which it was made and is true in all respects on the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date).

                  (d) After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

         SECTION 5. COVENANTS OF TRANSACTION PARTIES. The undersigned Transaction Parties hereby covenant and agree to deliver to the Agent, within thirty (30) days following the Amendment No. 2 Effective Date, (a) all endorsements to any insurance certificates delivered to the Agent on the Amendment No. 2 Effective Date, and (b) certified copies of all policies evidencing insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer) obtained by each of the UK Subsidiaries in accordance with the insurance coverage requirements set forth in the Credit Agreement and the UK Security Documents and the Agent shall be satisfied with the adequacy of all such endorsements and insurance.

         SECTION 6. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. EXPENSES. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Agreement, including, but not limited to, the reasonable fees and disbursements of Bingham Dana LLP.

         SECTION 8. MISCELLANEOUS. From and after the date hereof, this Agreement shall be deemed a Loan Document for all purposes of the Credit Agreement and the other Loan Documents and each reference to Loan Documents in the Credit Agreement and the other Loan Documents shall be deemed to include this Agreement. Any breach by any Transaction Party of the covenants and obligations of such Transaction Parties contained herein shall be an immediate Event of Default. Except as expressly provided herein, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Agent or the Lenders under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the obligations or covenants contained in the Credit Agreement or any of the other Loan Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.

                                              Very truly yours,

                           BORROWER:          COMPASS AEROSPACE CORPORATION

                                              By:
                                                 ---------------------------
                                                     Name:
                                                     Title:

                           UK BORROWER:       COMPASS AEROSPACE LIMITED

                                              By:
                                                 ---------------------------
                                                     Name:
                                                     Title:

                           GUARANTORS:        AEROMIL ENGINEERING COMPANY
                                              WESTERN METHODS MACHINERY
                                                 CORPORATION
                                              BARNES MACHINE INCORPORATED
                                              BRITTAIN MACHINE, INC.
                                              WICHITA MANUFACTURING, INC.,
                                              SEA-LECT PRODUCTS, INC.,
                                              PACIFIC HILLS MANUFACTURING CO.
                                              MODERN MANUFACTURING, INC.



                                              By:
                                                 ---------------------------
                                                     Name:
                                                     Title:

Agreed to and Accepted By:

BANKBOSTON, N.A., as Lender, as
     Agent and as Issuing Bank

By: ----------------------------------
        Name:
        Title:

BANKBOSTON, N.A., (London Branch),
    as Lender and UK Fronting Lender

By: ----------------------------------
        Name:
        Title:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Lender

By: ----------------------------------
         Name:
         Title:

ROYAL BANK OF CANADA, as Lender

By: ----------------------------------
         Name:
         Title:

BANK OF AMERICA, N.A.
  (Formerly known as
  Nationsbank, N.A.), as Lender

By: ----------------------------------
         Name:
         Title:

PARIBAS, as Lender

By: ----------------------------------
         Name:
         Title:

By: ----------------------------------
         Name:
         Title:

WESTERN FINANCIAL BANK, as Lender

By: ----------------------------------
         Name:
         Title:

HELLER FINANCIAL, INC. , as Lender

By: ----------------------------------
         Name:
         Title:

CYPRESSTREE INVESTMENT FUND,
LLC, as Lender

By:  CypressTree Investment Management
Company Inc., its Managing Member

By: ----------------------------------
         Name:
         Title:

CYPRESSTREE INSTITUTIONAL
FUND, LLC, as Lender

By:  CypressTree Investment Management
Company Inc., its Managing Member

By: ----------------------------------
         Name:
         Title:

KZH CYPRESSTREE-1 LLC, as Lender

By: ----------------------------------
         Name:
         Title:

FIRST SOURCE FINANCIAL LLP, as Lender
By:  First Source Financial, Inc.,
its Agent/Manager

By: ----------------------------------
         Name:
         Title:

SRV-HIGHLAND, INC., as Lender

By: ----------------------------------
         Name:
         Title: